Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 4, 2006 (except for the third through nineteenth paragraphs of Note 11, as to which the date is November 27, 2006), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-134086) and related Prospectus of Artes Medical, Inc. for the registration of 5,290,000 shares of its common stock.

/s/ Ernst & Young LLP
San Diego, California
November 27, 2006